Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Customers Bancorp, Inc.
Wyomissing, Pennsylvania
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated February 26, 2016, relating to the consolidated financial statements and the effectiveness of Customer Bancorp, Inc.'s internal control over financial reporting appearing in the Company's Form 10-K for the year ended December 31, 2015.
We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
February 26, 2016